Exhibit 1.01

Silicon Laboratories Inc.
Conflict Minerals Report
Calendar Year Ended December 31, 2023

This Conflict Minerals Report of Silicon Laboratories Inc. (“Silicon Laboratories” or “the Company”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to “conflict minerals” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). Conflict minerals are defined by the SEC as cassiterite, columbite-tantalite, gold and wolframite, as well as their derivatives (including tantalum, tin and tungsten) and any other mineral or its derivatives determined by the United States Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, “Covered Countries”).

The Rule imposes certain reporting obligations on SEC registrants that file reports under Section 13(a) or Section 15(d) of the Exchange Act whose products contain conflict minerals that are necessary to the functionality or production of their products. For products which contain necessary conflict minerals, the registrant must conduct in good faith a reasonable country of origin inquiry (“RCOI”) designed to determine whether any of the conflict minerals originated in the Covered Countries.  If, based on such inquiry, the registrant knows or has reason to believe that any of the necessary conflict minerals contained in its products originated or may have originated in a Covered Country and knows or has reason to believe that those necessary conflict minerals may not be solely from recycled or scrap sources, the registrant must conduct due diligence as to whether the necessary conflict minerals contained in those products did or did not directly or indirectly finance or benefit armed groups in the Covered Countries.  Products which do not contain necessary conflict minerals that directly or indirectly finance or benefit armed groups in the Covered Countries are considered “DRC conflict free.”

Certain of the Company’s products contain conflict minerals, including gold, tantalum, tin and/or tungsten. These minerals are necessary to the functionality of the products contracted by the Company to be manufactured. Pursuant to the Rule, the Company undertook due diligence measures on the source and chain of custody of the conflict minerals in its products that the Company had reason to believe may have originated from the Covered Countries and may not have come from recycled or scrap sources to determine whether such products were DRC conflict free.

The following describes: (a) the design of the Company’s Conflict Minerals Program; (b) the Company’s conclusion based on its RCOI; (c) the measures the Company has taken to exercise due diligence on the source and chain of custody of the conflict minerals contained in its products; and (d) the Company’s products, including information on the facilities used to process the necessary conflict minerals in those products, the country of origin of the necessary conflict minerals in those products and the Company’s efforts to determine the mine or location of origin of those conflict minerals with the greatest possible specificity.

Part 1 – Due Diligence

Design of Conflict Minerals Program

The design of the Company’s conflict minerals program is in conformity with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively, “OECD Guidance”), as it relates to the Company’s position in the minerals supply chain. Summarized below are the design components of the Company’s conflict minerals program as they relate to the five-step framework set forth in the OECD Guidance:

1.Establish strong company management systems.
•Adopt and commit to a supply chain policy for minerals originating from conflict-affected and high-risk areas.

-The Company’s supply chain policy requires all suppliers to maintain a conflict-free sourcing policy and to comply with the Company’s internal policy based on the OECD Guidance.
•Structure internal management systems to support supply chain due diligence.
-Vendors that supply the Company with products containing conflict minerals are required to complete a Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”), a supply chain survey designed to identify the smelters, refiners and countries of origin of the conflict minerals in products the vendors supply to a customer.
•Establish a system of controls and transparency over the mineral supply chain.
-The Company maintains a dedicated internal system to track, analyze and approve supplier responses to supply chain surveys. The Company maintains records relating to its conflict minerals program in accordance with its record retention guidelines.
•Strengthen Company engagement with suppliers.
-The Company has created an internal system of controls to ensure that both current and new suppliers report information regarding their supply chain.
•Establish a Company level grievance mechanism.
-The Company maintains an external reporting system for individuals to report concerns of actions (including compliance with the Company’s conflict minerals program) that may not comply with the Company’s standards, contractual, regulatory or legal requirements.

2.Identify and assess risks in the Company’s supply chain.
•Identify risks in the supply chain as recommended in the OECD Guidance Supplements.
-The Company reviews the components of the products provided by its suppliers to determine if such products may contain conflict minerals.
-The Company requests suppliers that provide products which may contain conflict minerals to complete the CMRT survey. The Company contacts vendors that do not respond to the supply chain survey by a specified date, requesting their responses. If necessary, the Company escalates its requests to management or other appropriate personnel as described in its supply chain policy.
•Assess risks of adverse impacts in light of the standards of the Company’s supply chain policy consistent with the due diligence recommendations in the OECD Guidance.
-The Company reviews completed CMRT surveys for compliance with the Company’s internal policy based on the OECD Guidance.
-The Company compares the smelters and refiners identified by the CMRT surveys against the list of facilities that have received a “conformant” designation from the RMI’s Responsible Minerals Assurance Process (“RMAP”).
-The Company assesses whether the smelters and refiners have carried out all elements of reasonable due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas.

3.Design and implement a strategy to respond to identified risks.
•Devise and adopt a risk management plan.
-The Company has adopted a risk management plan, which includes measures for risk mitigation for suppliers using smelters and refiners that have not received a conformant designation from the RMAP.
•Implement the risk management plan, monitor and track performance of risk mitigation efforts and report back to designated senior management.
-The Company’s risk mitigation efforts for smelters and refiners that have not received a conformant designation from the RMAP include: (a) reviewing the mine location; (b) requesting and reviewing Certificate of Origin documents from the supplier; (c) requesting an action plan from the supplier; and (d) performing a risk assessment with an internal management team for further consideration of risk mitigation.

•Undertake additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances.
-The Company’s conflict minerals policy is an on-going program for both current and new suppliers. Any change in the Company’s supply chain may require that certain steps be repeated in order to prevent or mitigate adverse impacts.
•Report findings of the supply chain risk assessment to the designated senior management of the Company.
-The Company reports findings from its supply chain risk assessment to its Executive Quality Council, which consists of members of the Company’s executive management.
•If and when required by the Rule, obtain an independent private sector audit of the Company’s Conflict Minerals Report.

4.Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.
-The Company supports development and implementation of due diligence practices and tools, including:
oThe CMRT survey completed by the Company’s suppliers,
oThe RMAP assessment process used by the Company to determine facilities that have received a conformant designation.
-The Company encourages all of its conflict mineral suppliers to use facilities that have received a conformant designation.
-The Company requests its suppliers to remove sanctioned smelters and refiners from their supply chain to ensure compliance with U.S. sanctions and the OECD Due Diligence Framework.

5.Report on supply chain due diligence.
-The Company publicly reports on its supply chain due diligence policies and practices in the Investor Relations section of its website at www.silabs.com.

Conclusion Based on Reasonable Country of Origin Inquiry

Step 2 of the Company’s Conflict Minerals Program, Identify and assess risks in the Company’s supply chain, represents its RCOI. This step is designed to determine whether any of the conflict minerals in the Company’s products originated in the Covered Countries. Based on the results of the Company’s RCOI, the following was determined:

•A portion of the necessary conflict minerals contained in the Company’s products originated or may have originated in the Covered Countries and those necessary conflict minerals may not be solely from recycled or scrap sources. The Company performed due diligence measures on these conflict minerals.
•A portion of the necessary conflict minerals contained in the Company’s products are from recycled or scrap sources. Conflict minerals obtained from recycled or scrap sources are considered DRC conflict free pursuant to Rule 13p-1.

Description of Due Diligence Measures Performed

Steps 3 and 4 of the Company’s Conflict Minerals Program, Design and implement a strategy to respond to identified risks and Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain, respectively, represent the due diligence measures performed by the Company. The purpose of these measures is to determine whether the necessary conflict minerals contained in the Company’s products did or did not directly or indirectly finance or benefit armed groups in the Covered Countries in order to conclude whether such products were DRC conflict free.

Below is a description of the measures the Company performed to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in its products:

•Adopted a risk management plan, which included measures for risk mitigation for suppliers using smelters and refiners that have not received a conformant designation from the RMAP.
•Requested the Company’s existing and new conflict mineral suppliers to use facilities that have received a conformant designation. Suppliers that use facilities without such designation may be removed as an approved vendor.
•Monitored and tracked suppliers to ensure compliance with the Company’s Conflict Minerals Sourcing Policy.
•Performed risk mitigation efforts with suppliers identified to be in conformity with the Conflict Minerals Sourcing Policy by working with them to bring them into compliance.
•Reported findings from the Company’s supply chain risk assessment to its Executive Quality Council.

Results of Due Diligence Measures and Product Determination

The Company received responses from all of its direct suppliers subject to the supply chain survey for 2023. Collectively, their responses listed 226 smelters and refiners within their supply chains. The tables below list the smelters and refiners of conflict minerals within the Company’s supply chain for 2023. Efforts to determine this population are described above under the caption Description of Due Diligence Measures Performed. The information presented is derived from information provided by the Company’s direct suppliers and the RMAP.

Independent Private Sector Audit

An independent private sector audit is not required for 2023.

Future Due Diligence Measures

For the next reporting period, the Company is continuing to engage in the activities described above in Design of Conflict Minerals Program to mitigate the risk that its necessary conflict minerals benefit armed groups. The Company will continue to contact suppliers that use smelters and refiners identified in its supply chain survey process that have not received a conformant designation and request their participation in the RMAP or other independent third party audit program in order for them to obtain such a conformant designation.

Part 2 – Product Description

Description of the Company’s products

Silicon Laboratories is a leader in secure, intelligent wireless technology for a more connected world. The Company’s integrated hardware and software platform, intuitive development tools, industry leading ecosystem and robust support enable customers in building advanced industrial, commercial, home and life applications. The Company’s semiconductor devices leverage standard complementary metal oxide semiconductor (CMOS), a low cost, widely available process technology.

As a fabless semiconductor company, the Company relies on third-party semiconductor fabricators to manufacture the silicon wafers that reflect its integrated chip (“IC”) designs. Each wafer contains numerous die, which are cut from the wafer to create a chip for an IC. The Company relies on third parties to assemble, package, and, in most cases, test these devices and ship these units to its customers.

The following facilities, to the extent known, are used to process the necessary conflict minerals in the Company’s products:

Metal	Facility Name
Gold	Abington Reldan Metals, LLC
Gold	Agosi AG
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Coimpa Industrial Ltda
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Geib Refining Corporation
Gold	Gold by Gold Colombia
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Germany GmbH Co. KG
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Kojima Chemicals Co., Ltd.

Gold	Korea Zinc Co., Ltd.
Gold	L'Orfebre S.A.
Gold	LS-NIKKO Copper Inc.
Gold	LT Metal Ltd.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metal Concentrators SA (Pty) Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MKS PAMP SA
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Navoi Mining and Metallurgical Combinat
Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox S.A.
Gold	Rand Refinery (Pty) Ltd.
Gold	REMONDIS PMR B.V.
Gold	Royal Canadian Mint
Gold	Safina A.S.
Gold	Sancus ZFS (L’Orfebre, SA)
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Shandong Gold Smelting Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Tokuriki Honten Co., Ltd.
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.

Gold	Valcambi S.A.
Gold	WEEEREFINING
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	AMG Brasil
Tantalum	D Block Metals, LLC
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET de Mexico
Tantalum	Materion Newton Inc.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineracao Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	PowerX Ltd.
Tantalum	QuantumClean
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.
Tantalum	Taki Chemical Co., Ltd.
Tantalum	TANIOBIS Co., Ltd.
Tantalum	TANIOBIS GmbH
Tantalum	TANIOBIS Japan Co., Ltd.
Tantalum	TANIOBIS Smelting GmbH & Co. KG
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	Ximei Resources (Guangdong) Limited
Tantalum	XinXing Haorong Electronic Material Co., Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tin	Alpha
Tin	Aurubis Beerse
Tin	Aurubis Berango
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.

Tin	China Tin Group Co., Ltd.
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin	CRM Synergies
Tin	CV Ayi Jaya
Tin	CV Venus Inti Perkasa
Tin	Dowa
Tin	DS Myanmar
Tin	EM Vinto
Tin	Estanho de Rondonia S.A.
Tin	Fabrica Auricchio Industria e Comercio Ltda.
Tin	Fenix Metals
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Luna Smelter, Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Metallic Resources, Inc.
Tin	Mineracao Taboca S.A.
Tin	Mining Minerals Resources SARL
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgicas S.A.
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Prima Tin
Tin	PT Bangka Serumpun
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia
Tin	PT Menara Cipta Mulia
Tin	PT Mitra Stania Prima
Tin	PT Mitra Sukses Globalindo
Tin	PT Premium Tin Indonesia
Tin	PT Prima Timah Utama
Tin	PT Putera Sarana Shakti (PT PSS)
Tin	PT Rajawali Rimba Perkasa
Tin	PT Rajehan Ariq
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa

Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur (SIM)
Tin	PT Timah Nusantara
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tommy Utama
Tin	Resind Industria e Comercio Ltda.
Tin	Rui Da Hung
Tin	Super Ligas
Tin	Thaisarco
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.
Tin	Tin Technology & Refining
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tungsten	A.L.M.T. Corp.
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	China Molybdenum Tungsten Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Cronimet Brasil Ltda
Tungsten	Fujian Xinlu Tungsten Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Hubei Green Tungsten Co., Ltd.
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Masan High-Tech Materials
Tungsten	Niagara Refining LLC
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.

Tungsten	TANIOBIS Smelting GmbH & Co. KG
Tungsten	Tungsten Vietnam Joint Stock Company
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.

Country of Origin Information

Below is a summary of the mineral country of origin information collected as a result of the Company’s due diligence activities. RMI provides a list of potential countries of origin, which includes all countries of origin compiled from RMI’s member participants. The inclusion of a country on the list from RMI is not a final indicator that the Company utilized materials sourced from this country.

Andorra, Antigua, Argentina, Australia, Austria, Bahamas, Bangladesh, Barbados, Belarus, Belgium, Benin, Bolivia, Bosnia, Brazil, Bulgaria, Burkina Faso, Burundi, Cameroon, Canada, Cayman Islands, Chile, China, Columbia, Costa Rica, Côte d’Ivoire, Croatia, Curacao, Cyprus, Czech Republic, Democratic Republic of Congo, Denmark, Dominican Republic, Egypt, El Salvador, Estonia, Ethiopia, Finland, France, Germany, Ghana, Greece, Grenada, Guatemala, Guinea, Guyana, Honduras, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Jordan, Kazakhstan, Kuwait, Laos, Latvia, Lithuania, Luxembourg, Madagascar, Malaysia, Mali, Malta, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Netherlands, New Zealand, Nicaragua, Niger, Nigeria, Oman, Pakistan, Panama, Papua New Guinea, Peru, Philippines, Poland, Portugal, Puerto Rico, Romania, Russian Federation, Rwanda, Saint Kitts, Saint Maarten, Saint Vincent, Saudi Arabia, Senegal, Serbia, Sierra Leone, Singapore, Slovakia, Slovenia, South Africa, South Korea, Spain, Sweden, Switzerland, Tanzania, Thailand, Trinidad, Tunisia, Turkey, Turks and Caicos, Uganda, United Arab Emirates, United Kingdom, United States, Uruguay, Uzbekistan, Vietnam and Zimbabwe.

Efforts to determine the mine or location of origin with the greatest possible specificity of the necessary conflict minerals in the Company’s products:

In an effort to determine the mine or location of origin of the necessary conflict minerals in its products that are DRC conflict free with the greatest possible specificity, the Company developed and conducted the due diligence measures described in Part 1 of this Conflict Minerals Report.